Exhibit 99.1

PRESS
RELEASE

Investment Funds Affiliated with Apollo Global Management Complete Acquisition of Aspen

Mark Cloutier appointed Aspen’s Executive Chairman and
Group Chief Executive Officer

New York and Hamilton, Bermuda, February 15, 2019 – Affiliates of certain investment funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO), a leading global alternative investment manager, and Aspen Insurance Holdings Limited (“Aspen”) (NYSE: AHL), announced today that the Apollo Funds have completed the previously announced acquisition of Aspen. The transaction, which was first announced on August 28, 2018, closed following receipt of regulatory approvals and the approval of Aspen’s shareholders.

Under the terms of the previously announced agreement and plan of merger, the Apollo Funds have acquired all of the outstanding ordinary shares of Aspen for $42.75 per share in cash, representing an equity value of approximately $2.6 billion.

Aspen is now wholly owned by the Apollo Funds, and Aspen’s ordinary shares have ceased trading on the New York Stock Exchange (the “NYSE”) and the Bermuda Stock Exchange with effect from February 15, 2019. Aspen’s 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares and 5.625% Perpetual Non-Cumulative Preference Shares will remain issued and outstanding and listed on the NYSE.

Glyn Jones has stepped down from his position as Chairman of Aspen’s Board and Chris O’Kane has stepped down as Group Chief Executive Officer and as a Director with immediate effect. Mark Cloutier has been appointed as Executive Chairman of Aspen’s Board and Group Chief Executive Officer with immediate effect.

In addition to Glyn Jones and Chris O’Kane, Albert Beer, Matthew Botein, Gary Gregg, Heidi Hutter, Karl Mayr, Bret Pearlman and Ron Pressman have also ceased to be directors on the Aspen Board with immediate effect. John Cavoores and Gordon Ireland will remain as Directors on the Aspen Board and will be joined by Josh Black, Alex Humphreys, Gernot Lohr, Gary Parr and Michael Saffer, each of whom have been appointed to the Aspen Board (in addition to Mark Cloutier) with immediate effect.

Alex Humphreys, Partner at Apollo, commented: “We are excited for our funds to be acquiring Aspen as it embarks on the next chapter of its development. We are delighted to be working with Mark again following our successful investment together in Brit Insurance. Mark has a long and successful track-record in the insurance sector and we believe he is ideally placed to lead Aspen through a period of transition to substantially improved profitability. We look forward to working with him and Aspen’s talented management team to drive value creation over the coming years.”

Chris O’Kane said: “Seventeen years ago, with 38 colleagues, $600 million of assets and a vision, we formed Aspen. As a result of hard work, determination and an unwavering dedication to our clients, Aspen is now a force in the reinsurance and insurance markets with over $12 billion of assets and around 1,150 employees. I am extremely proud of our accomplishments and I cherish the relationships and friendships, both within Aspen and in the broader market, which we formed along the way. I would like to thank all my colleagues at Aspen as well as our clients and brokers for all their considerable support over the years and it delights me to see Aspen poised to go from strength to strength under the new leadership of Mark Cloutier. I wish Mark and Aspen every success for the future.”

Mark Cloutier added: “I am honored to be appointed as the next CEO of Aspen. I truly believe that the company benefits from strong underwriting talent and specialized expertise, which makes it ideally positioned to deliver innovative solutions to the increasingly complex risks faced by its customers. I am very excited about what Aspen can achieve in the coming years. I would like to thank Chris for his key role and support over the last few months and for making the transition from public to private so seamless. He has built an impressive franchise over the past 17 years and we wish him well in his future endeavors.”

Apollo was advised by Willis Towers Watson and Libero Ventures and Sidley Austin LLP served as its legal counsel on this transaction. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC acted as financial advisors to Aspen and Willkie Farr & Gallagher LLP served as its legal counsel on this transaction.

- ENDS -

NOTES TO EDITORS:

About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $280 billion as of December 31, 2018 in private equity, credit and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, Ireland, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December 31, 2018, Aspen reported $12.5 billion in total assets, $7.1 billion in gross reserves, $2.7 billion in total shareholders’ equity and $3.4 billion in gross written premiums. Aspen's operating subsidiaries have been assigned a rating of “A” by Standard & Poor’s Financial Services LLC (“S&P”), an “A” (“Excellent”) by A.M. Best Company Inc. (“A.M. Best”) and an “A2” by Moody’s Investors Service, Inc. (“Moody’s”). For more information about Aspen, please visit www.aspen.co.

About Mark Cloutier
Mark Cloutier has over 35 years of experience working in the international insurance and reinsurance sector in multiple jurisdictions and most recently, he served as Executive Chairman and Chief Executive Officer of the Brit Group. Prior to this, he held a number of CEO and senior executive positions, including CEO of the Alea Group, CEO of Overseas Partners Re and President of E.W. Blanch Insurance Services Inc. He has been a member of the Franchise Board and Audit committee of the Society of Lloyd's since February 2015 and was appointed to the Nominations and Governance Committee in February 2017. During his career, Mark has worked with a variety of private equity investors including Apollo Management International LP, CVC Capital Partners, Kohlberg Kravis Roberts (KKR) and Fortress.

Cautionary Statement Regarding Forward-Looking Statements:
This communication and other written or oral statements made by or on behalf of Aspen contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made under the “safe harbor” provisions of The Private Securities Litigation Reform Act of 1995. In particular, statements using words such as “may,” “seek,” “will,” “likely,” “assume,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “do not believe,” “aim,” “predict,” “plan,” “project,” “continue,” “potential,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” or their negatives or variations, and similar terminology and words of similar import, generally involve future or forward-looking statements. Forward-looking statements reflect Aspen’s current views, plans or expectations with respect to future events and financial performance. They are inherently subject to significant business, economic, competitive and other risks, uncertainties and contingencies. The inclusion of forward-looking statements in this or any other communication should not be considered as a representation by Aspen or any other person that current plans or expectations will be achieved. Forward-looking statements speak only as of the date on which they are made, and Aspen undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

There are or will be important factors that could cause actual results to differ materially from those expressed in any such forward-looking statements, including but not limited factors affecting future results disclosed in Aspen’s filings with the SEC, including but not limited to those discussed under Item 1A, “Risk Factors”, in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference.

CONTACTS:

For Apollo Global Management

For investors please contact:
Gary M. Stein
Head of Corporate Communications
Apollo Global Management, LLC
(212) 822-0467
gstein@apollo.com

For media enquiries please contact:
Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, LLC
(212) 843-8590
czehren@rubenstein.com

For Aspen Insurance Holdings

For investors please contact:
Mark Jones, +1 646-289-4945
Senior Vice President, Investor Relations
mark.p.jones@aspen.co

For media enquiries please contact:
Steve Colton, +44 20 7184 8337
Global Head of Communications
steve.colton@aspen.co

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